                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 No. 333-16837, on Form S-8 No. 333-56089, on Form S-3 No. 333-87063, on Form S-3 No. 333-15407, on Form S-3 No. 333-62855, on
Form S-3 No. 333-60875 and on Form S-3 No. 333-87219.




                                                  /s/ Arthur Andersen LLP


Vienna, Virginia
March 9, 2000